Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 15, 2020 relating to the financial statements of Romeo Systems, Inc., appearing in Registration Statement No. 333-249488 on Form S-4 of RMG Acquisition Corp..  We also consent to the reference to us under the heading "Experts" in Registration Statement No. 333-249488.

/s/ Deloitte & Touche LLP

Los Angeles, California

December 29, 2020